UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report- March 30, 2009 (Date of earliest event reported)

ALLIED NEVADA GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9600 Prototype Court, Reno, Nevada 89521

(Address of principal executive offices)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 30, 2009, Allied Nevada Gold Corp. (the “Company”) along with its wholly-owned subsidiary, Hycroft Resources & Development, Inc. (“Hycroft Resources & Development”) entered into a credit agreement (the “Credit Agreement”) with Ionic Capital Corp. (“Ionic”), pursuant to which Ionic will provide to the Company a CDN$8 million secured bridge loan facility (the “Loan Facility”). Borrowings under the Loan Facility may only be used by Hycroft Resources & Development for its general working capital purposes.

The definitive agreement indicates the amount to be borrowed is CDN$8.0 million and must be repaid on or before September 30, 2010. The loan bears interest payable on the last business day of each month, as well as at maturity, at 15 percent per annum, calculated daily and compounded monthly. The Company incurred a structuring fee of CDN$80,000 in connection with this loan. In addition, the Company agreed to pay all of Ionic’s legal fees and other reasonable costs in connection with the Credit Agreement. The Company’s interest in its mining fleet acquired from Komatsu has been pledged as collateral for the bridge loan.

The agreement contains customary covenants for credit facilities of this type including but not limited to covenants that limit or restrict the Company’s ability to: (i) incur additional debt, (ii) declare dividends, (iii) sell or dispose of a substantial or material part of the Company’s business, assets or undertaking, and (iv) give or permit any mortgages, liens, security interest or other encumbrance. Additionally, the Credit Agreement requires the Company to prepay the amount borrowed in the event a public equity offering or a debt offering is completed prior to the maturity date of the loan. Robert Buchan, Executive Chairman and Director of the Company, has disclosed to the Board of Directors of the Company that he is a participant in the Loan Facility.

The Credit Agreement contains customary events of default for a loan facility of this size and type that including, among others: (i) non-payment defaults, (ii) covenant defaults, (iii) cross-defaults to certain other material indebtedness, (iv) inaccuracy of representations and warranties, (v) bankruptcy and insolvency defaults, (vi) material judgments defaults, and (vii) change of control defaults. The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreement. The loans under the Loan Facility are subject to mandatory prepayment under certain circumstances, including in connection with the Company’s receipt of proceeds from certain sales of assets or certain equity or debt financings. The Loan Facility may be prepaid in whole at any time before maturity without penalty so long as payment is made on the last business day of the month and the Company provides two months notice prior to prepayment.

The preceding descriptions of the terms of the Credit Agreement are qualified in their entirety by reference to the Credit Agreement filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As reported in Item 1.01 above, on March 30, 2009, the Company entered into a Credit Agreement and also on that date drew down CDN$8 million under the Loan Facility. The disclosures included in Item 1.01 relating to both the entry into the Credit Agreement and the drawdown under the Loan Facility are incorporated into this Item 2.03 by reference.

The descriptions of the terms of the Credit Agreement as set forth in Item 1.01 and incorporated in this Item 2.03 by reference are qualified in their entirety by reference to the Credit Agreement filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 7.01   Regulation FD.

On April 1, 2009, Allied Nevada Gold Corp. issued the press release furnished herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated March 30, 2009 between Ionic Capital Corp., Allied Nevada Gold Corp. and Hycroft Resources & Development, Inc.

99.1	News release of Allied Nevada Gold Corp. dated April 1, 2009 entitled “Allied Nevada Closes CDN$8.0 Million Loan Facility”

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 3, 2009	Allied Nevada Gold Corp.

	By:	/s/ Hal D. Kirby
Hal D. Kirby
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated March 30, 2009 between Ionic Capital Corp., Allied Nevada Gold Corp. and Hycroft Resources & Development, Inc.

99.1	News release of Allied Nevada Gold Corp. dated April 1, 2009 entitled “Allied Nevada Closes CDN$8.0 Million Loan Facility”